EXHIBIT 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                             Life USA HOLDING, INC.
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                             Three months ended March 31,
                                                                   1998              1997
                                                           ------------      ------------
BASIC

Weighted-average shares outstanding                          25,736,873        21,347,046
                                                           ============      ============


Net income                                                 $      6,009      $      5,145
                                                           ============      ============

Per common share amount                                    $        .23      $        .24
                                                           ============      ============


DILUTED
Average shares outstanding and to be issued                  25,775,885        21,384,961

Neteffect of dilutive stock options and warrants,
   having exercise prices of the average market
   price of the common stock using the treasury
   stock method                                               1,163,534           311,222

Shares assuming conversion of convertible
  subordinated debentures                                          --           2,423,399
                                                           ------------      ------------

Adjusted weighted-average shares                             26,939,419        24,119,582
                                                           ============      ============

Net income                                                 $      6,009      $      5,145

Add convertible subordinated debenture interest,
   net of federal income tax effect                                  85               218
                                                           ------------      ------------

Adjusted net income                                        $      6,094      $      5,363
                                                           ============      ============

Per common share amount                                    $        .23      $        .22
                                                           ============      ============